Exhibit 10.3

☐     Optionee’s Copy

☒     Company’s Copy

FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION

1997 STOCK OPTION PLAN

INCENTIVE STOCK OPTION AGREEMENT

To: Jack B. Dunn, IV:

FTI Consulting, Inc. (the “Company”) has granted you an option (the “Option”) under the 1997 Stock Option Plan (the “Plan”) to purchase Twenty-Two Thousand Five Hundred (22,500) shares of the Company’s common stock, $0.01 par value (the “Shares”), at $21.07 per share (the “Exercise Price”), representing 10% in excess of the Fair Market Value of the common stock on February 17, 2005, the pricing date required under the program approved by the Compensation Committee. The Exercise Cost is also in excess of the closing price of the shares on the date immediately preceding the Date of Grant. The Date of Grant was February 17, 2005.

The Option is subject in all respects to the applicable provisions of the Plan, a copy of which is attached. By signing this agreement (the “Agreement”), you acknowledge receiving the Plan. This Agreement incorporates the Plan by reference and specifies other applicable terms and conditions. All terms not defined by this Agreement have the meanings given in the Plan. The Compensation Committee (the “Committee”) may adjust the number of Shares and the Exercise Price from time to time under the Plan. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent the Code permits and to be a nonqualified stock option for any additional Shares.

In addition to the terms, conditions, and restrictions set forth in the Plan, the following terms, conditions, and restrictions apply to the Option:

(1)	You may not exercise the Option before February 17, 2006. Thereafter, you may exercise the Option if the closing price of the Common Stock achieved a cumulative 25% increase in value on an annual basis, commencing one year from the date of grant. Notwithstanding the foregoing, the options will become fully exercisable eight years after the date of grant.

a.	The Option will expire no later than the close of business on February 17, 2015.

b.	The Committee may, in its sole discretion, accelerate the time at which you may exercise part or all of the Option.

c.	The Option will become immediately exercisable in full upon the occurrence of a “Substantial Corporate Change” as defined in the Plan, subject to the Plan’s condition relating to pooling-of-interest accounting.

(2)	Subject to this Agreement and the Plan, you may exercise the Option only by written notice (or through another previously-approved medium, which could include a voice- or electronic messaging system) to the Company or other designated notice recipient, on or before the date the Option expires, on the form or system then in effect for such exercise). Each such notice must satisfy whatever procedures then apply to the Option and must contain such representations as the Company requires. You must, at the same time, pay or direct payment from among the following:

a.	an approved cashless exercise method, including directing the Company to send the stock certificates to be issued under this Option to a licensed broker acceptable to the Company as your agent in exchange for the broker’s tendering to the Company cash (or acceptable cash equivalents) equal to the Exercise Price and any required tax withholdings;

b.	a cashier’s or certified check in the amount of the Exercise Price payable to the order of the Company; or

c.	to the extent the Plan and the Committee permit, by shares of common stock of the Company with a Fair Market Value equal to all or part of the Exercise Price (with any balance paid by one of the foregoing methods); provided, however, that you may not surrender common stock of the Company as payment unless you have held such stock for more than six months before the surrender.

(3)	You agree to give prompt notice to the Company if you dispose of any Shares acquired upon exercise of the Option within one year after you acquire them or within two years after the Date of Grant.

(4)	You will forfeit any unexercised portions of the Option upon either your termination of employment or resignation for any reason unless (i) the Plan’s provisions for death or disability apply, (ii) the Committee determines otherwise at any time, or (iii) the Company terminates your employment without “Cause,” as specified in your then current employment agreement with the Company, in which event you will have 90 days from your date of termination to exercise any portions of the Option exercisable before such termination, or (iv) your employment agreement, if any, provides otherwise.

(5)	The Company may postpone the issuance and delivery of any Shares for so long as the Company determines to be necessary or advisable to satisfy the following:

a.	completion or amendment of any registration or qualification of the Shares or satisfaction of any exemption from registration under any Federal or state law, rule, or regulation;

b.	compliance with any requests for representations under the Plan;

c.	receipt of proof satisfactory to the Company that a person seeking to exercise the Option after your death is authorized and entitled to exercise the Option; and

d.	compliance with any federal, state, or local tax withholding obligations.

(6)	If, at the time the Company should issue you Shares because of your exercise of the Option, no current registration statement under the Securities Act of 1933 (the “Act”) covers such issuance, you must, before the Company will issue such Shares to you:

a.	represent to the Company, in form satisfactory to counsel for the Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution of the Shares; and

b.	agree that you may not sell, transfer, or otherwise dispose of the Shares issued to you under the Option unless:

i.	a registration statement under the Act is effective at the time of disposition with respect to the Shares sold, transferred, or otherwise disposed of; or

ii.	the Company has received an opinion of counsel or other information and representations satisfactory to it to the effect that registration under the Act is not required by reason of Rule 144 under the Act or otherwise.

(7)	You may not exercise the Option if issuing Shares upon such exercise would violate any applicable federal or state securities laws or other laws or regulations.

(8)	Nothing in this Agreement restricts the right of the Company or any of its affiliates to terminate your employment at any time, with or without cause. The termination of employment, whether by the Company or any of its affiliates or otherwise, and regardless of the reason therefore, has the consequences provided for under the Plan and any applicable employment or severance agreement.

(9)	You understand and agree that you will not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares unless and until they have been issued to you after your exercise of this Option and payment for the Shares.

(10)	You understand and agree that the existence of this Option will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(11)	At the time of exercise, the Company will round down any fractional shares but will not make any cash or other payments in settlement of fractional shares eliminated by rounding.

(12)	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.

(13)	Any notice you give to the Company (including notice of exercise of all or part of the Option) must be in writing and either hand-delivered or mailed to the office of the Secretary of the Company at the Company’s corporate headquarters, unless the Company directs optionees to send notices to another department in the Company or to a third party administrator or specifies another method of transmitting notice. The Company or other administrator will address any notices to you at your office or home address as reflected on the Company’s personnel records. You and the Company may change the address for notice by like notice to the other, and the Company can also change the address for notice by general announcements to optionees.

(14)	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.

FTI CONSULTING, INC.

Date: February 23, 2005	By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	Executive Vice President and CFO

ACKNOWLEDGMENT

I acknowledge receipt of a copy of the Plan, attached hereto. I represent that I have read and am familiar with the Plan’s terms. I accept the Option subject to all of the terms and provisions of this Agreement and of the Plan under which it is granted, as the Plan may be amended in accordance with its terms. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee concerning any questions arising under the Plan with respect to the Option.

Date: February 23, 2005	/S/ JACK B. DUNN, IV
Signature of Optionee

No ONE MAY SELL, TRANSFER, OR DISTRIBUTE THIS OPTION OR THE SECURITIES THAT MAY BE PURCHASED UPON EXERCISE OF THIS OPTION WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR OTHER INFORMATION AND REPRESENTATIONS SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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